AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 15, 2003.
                           REGISTRATION NO. 333-108211


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------


                               AMENDMENT NO. 1 TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                                 MEDIFAST, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                     DELAWARE                                  13-3714405
           (STATE OR OTHER JURISDICTION                    (I.R.S. EMPLOYER
         OF INCORPORATION OR ORGANIZATION)                IDENTIFICATION NUMBER)

                               11445 CRONHILL DR.
                             OWINGS MILLS, MD 21117
                                 (410) 581-8042
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                           --------------------------

                              BRADLEY T. MACDONALD
                                 MEDIFAST, INC.
                               11445 CRONHILL DR.
                             OWINGS MILLS, MD 21117

                                 (410) 504-8100
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)


                           --------------------------

                                 WITH COPIES TO:

MARIO M. KRANJAC, ESQ.                        MICHAEL P. TANCZYN, ESQ.
LAZARE POTTER GIACOVAS & KRANJAC LLP          LAW OFFICES OF MICHAEL P. TANCZYN
950 THIRD AVENUE                              606 BALTIMORE AVENUE SUITE 106
NEW YORK, NEW YORK 10022                      TOWSON, MD 21204

                           --------------------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _______________

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _______________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                           --------------------------

                         CALCULATION OF REGISTRATION FEE


        Title of Each Class of   Amount to be        Proposed Maximum    Proposed Maximum      Amount of
        Securities to be         Registered          Offering Price      Aggregate Offering    Registration Fee
        Registered                                   Per Share           Price
        Common stock, $0.001     682,500 shares (1)  $13.52 (2)          $9,227,400 (2)        $746.50
        par value per share

(1) All the shares registered hereby are registered for the account of certain selling stockholders of Medifast, Inc. The selling stockholders may sell any or all of the shares, subject to federal and state securities laws, but are not obligated to do so. None of the shares registered pursuant to this registration statement (this "Registration Statement), will be offered for sale by Medifast, Inc. Of the total 682,500 shares being registered, (a) 550,000 shares of common stock were issued to two accredited investors (the "Private Placement Investors") in connection with a private placement of the Registrant's common stock and warrants for common stock that closed as of July 24, 2003 (the "Private Placement"), (b) 82,500 shares of common stock are issuable upon the exercise of warrants that were issued to the Private Placement Investors and (c) 50,000 shares of common stock are issuable upon the exercise of warrants issued to fourteen persons in connection with the consummation of that certain Asset Purchase Agreement (collectively the "Asset Sellers").

(2) Estimated, pursuant to Rule 457(c), solely for the purpose of calculating the registration fee based on the average of the high and low prices of the Registrant's common stock, as reported by the American Stock Exchange on August 20, 2003.

--------------------------------------------------------------------------------


WE HEREBY AMEND THIS REGISTRATION STATEMENT AND SHALL HEREINAFTER AMEND IT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL WE SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.


--------------------------------------------------------------------------------

                                     PART I
                       INFORMATION REQUIRED IN PROSPECTUS

--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   SUBJECT TO COMPLETION, DATED ________, 2003

                                 MEDIFAST, INC.

                                 682,500 Shares

                                  Common Stock

                                    --------

         This prospectus (this "Prospectus") relates to an aggregate of 682,500 shares of common stock, $0.001 par value each of Medifast, Inc. (the "Company" or "Registrant"), consisting of (a) 550,000 shares of common stock issued to two accredited investors (the "Private Placement Investors") in connection with a private placement of the Registrant's common stock and warrants for common stock that closed as of July 24, 2003 (the "Private Placement"), (b) 82,500 shares of common stock are issuable upon the exercise of warrants that were issued to the Private Placement Investors and (c) 50,000 shares of common stock are issuable upon the exercise of warrants issued to fourteen persons in connection with the consummation of that certain Asset Purchase Agreement (collectively the "Asset Sellers")that closed on June 16, 2003 (the "Asset Purchase Agreement"). The Private Placement Investors and the Asset Sellers are collectively referred to herein as, the "Selling Stockholders." (See "Selling Stockholders" on page 13). Merrill Lynch acted as agent on behalf of the Registrant for the Private Placement.

         The Selling Stockholders may sell any or all of the shares, subject to federal and state securities laws, but are not obligated to do so. The Company will not sell any of the shares covered by this Prospectus and we will not receive any proceeds from the offering or sale of such shares; provided, however, that any proceeds from the exercise of the warrants on a cash basis will go to the Company.

         The price at which the Selling Stockholders may sell the shares of our common stock will be determined by the prevailing market for the shares or in negotiated transactions.

         Medifast, Inc.'s common stock is listed on the American Stock Exchange under the symbol "MED".

         Investing in our common stock involves risks. You should consider carefully the risk factors beginning on page 6 of this Prospectus before making a decision to purchase our stock.


         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


         The date of this Prospectus is September __, 2003.


                                TABLE OF CONTENTS

                                   PROSPECTUS

        Item / Description                                                                     Page Number
        Incorporation of Certain Information by Reference                                      5
        Prospectus Summary                                                                     5
        Risk Factors                                                                           6
        Forward Looking Statements                                                             9
        The Company                                                                            10
        The Offering                                                                           12
        Use of Proceeds                                                                        13
        Determination of Offering Price                                                        13
        Selling Stockholders                                                                   14
        Plan of Distribution                                                                   17
        Experts and Counsels                                                                   19
        Material Changes                                                                       20
        Available Information                                                                  20


YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE

YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY BE USED ONLY WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT IS ACCURATE ONLY ON THE DATE OF THIS DOCUMENT.

         In this Prospectus, the words, "Medifast," "we," "us" and "our" refer to Medifast, Inc. and its subsidiaries, unless the context otherwise requires.


                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The Securities and Exchange Commission (the "Commission") allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we have made and will make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act, as amended (the "Exchange Act"). All filings pursuant to the Exchange Act after the date of this Registration Statement and prior to the termination of this offering shall also be deemed to be incorporated by reference into this Prospectus. The previously filed documents we incorporate by reference into this Prospectus are:


     (a) Our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002, as amended;
     (b)  Our Quarterly Report on Form 10-QSB for the quarter ending June 30,
          2003;
     (c) Our Quarterly Report on Form 10-QSB for the quarter ending March 31, 2003, as amended;
     (d)  Our Current Report on Form 8-K filed July 31, 2003;
     (e)  Our Current Report on Form 8-K filed July 25, 2003;
     (f)  Our Current Report on Form 8-K filed June 11, 2003;
     (g)  Our Current Report on Form 8-K filed September 15, 2003; and
     (h) Our Registration Statement on Form 8-A filed with the Commission on December 18, 2002, as amended.


We will furnish to you without charge upon your request a copy of any of the documents incorporated in this Prospectus and any statement in, or incorporated in, this Prospectus by reference, other than the exhibits to those documents unless those exhibits are specifically incorporated by reference. For a copy of the documents you should contact Medifast, Inc. 11445 Cronhill Dr., Owings Mills, MD 21117, Attention: Corporate Secretary or by telephone at (410) 581-8042.


                               PROSPECTUS SUMMARY

         THIS SUMMARY HIGHLIGHTS INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. IT IS NOT COMPLETE AND MAY NOT CONTAIN ALL THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS AND THE INFORMATION INCORPORATED BY REFERENCE IN THIS PROSPECTUS BEFORE MAKING

AN INVESTMENT DECISION, ESPECIALLY THE INFORMATION PRESENTED UNDER THE HEADING "RISK FACTORS."


         Medifast, Inc. is engaged in the development, production and marketing of a wide range of clinically-tested meal replacement programs (the "Medifast Program") and products (the "Medifast Products"). The Medifast Program is a medically supervised weight loss program which specializes in multidisciplinary patient education and uses high quality meal replacement supplements. The Company has experienced tremendous growth during the last two years since it changed its name and implemented a vigorous development, manufacturing and marketing plan. To illustrate, its net sales were $12,764,000 (net income $1,455,000), $12,345,000 (net income $2,623,000)and $ 5,022,000 (net income
$588,000) for the six months ending June 31, 2003 (unaudited), year ending December 31, 2002 (audited) and December 31, 2001 (audited), respectively. Medifast, Inc.'s shares of common stock are listed on the American Stock Exchange under the symbol MED.


         On July 24, 2003, the Company sold 550,000 shares of common stock to the Private Placement Investors pursuant to a Securities Purchase Agreement and issued warrants to the Private Placement Investors for the issuance of 82,500 shares of common stock. The Company agreed to register the shares sold and issuable upon exercise of the warrants. Separately, on June 16, 2003, the Company entered into an asset purchase agreement with a Delaware corporation for purchase of certain of its assets. As part of the consideration, the Company agreed to (i) issue to the Asset Sellers warrants to acquire 50,000 shares of common stock of the Company in the aggregate and (ii) include those warrants in any registration statement it files after the date thereof. This prospectus is made pursuant to the foregoing agreements entered into by the Company.

         The proceeds from the sale of shares offered herein, as and when made by the Selling Stockholders, shall go entirely to the Selling Stockholders and the Company shall receive no part of it; provided, however, that the proceeds from the exercise of the warrants on a cash basis will go to the Company. The price at which the Selling Stockholders sell, if and when they sell, the shares registered pursuant to this Prospectus, shall be market prices as established on the American Stock Exchange where shares of the same class are registered and to which exchange the Company has filed an additional listing application providing for the additional listing of these shares as and when the Registration Statement becomes effective.

         Investment in shares of the Company involves risk. Please see "Risk Factors" on page 6.

         Our principal executive offices are located at 11445 Cronhill Dr., Owings Mills, MD 21117. Our telephone number at that address is (410) 581-8042.

                                  RISK FACTORS

         An investment in our common stock involves risks. You should carefully consider in addition to the other information contained or incorporated by reference in this Prospectus, the risks described below before investing in our common stock. The risks described below are not the only ones facing us. Additional risks not currently known to us or that we may currently believe are immaterial may impair our business operations and financial condition.

Regulatory:

         The Company's operations (formulation, processing, packaging, labeling and advertising of products) are subject to governmental regulations by several agencies. The primary regulator is the United States Food and Drug Administration ("FDA"). FDA regulations require that the Company comply with labeling and packaging standards for the marking and sale of vitamins and nutritional products. At any time the FDA could require the reformulation of a product in order for a product to meet a new standard, require the recall of a product, or have a product discontinued if it is not capable of being reformulated. During 2001, the Company was subject to an unannounced detailed inspection of its production facility. The FDA provided the Company with a letter stating that areas inspected appear to be in compliance with the applicable requirements of the Federal Food, Drug, and Cosmetics Act. Any unexpected changes to FDA regulations could negatively impact the Company's operations.

         A few states have implemented and other states may implement laws that limit the ability of physicians to buy and resell products within their own practices. Management, in response to the changing operating environment, implemented new programs, which provide for participating physicians to receive a monthly consultation fee on all orders placed by their patients. The Company's operations may be negatively impacted if physicians are not receptive to programs or states broaden or change existing laws.

         The Company is, and may in the future be, subject to laws of countries to which it exports the Medifast Program and the Medifast Products. These laws may change unexpectedly and adversely affect the Company. To the extent the Company's revenue is generated from exports, the Company may be affected by changes in laws of the countries to which it exports.

Product Liability:

         The Company, like other producers and distributors of products that are ingested, face an inherent risk of exposure to product liability claims in the event that the use of its products results in injury. To mitigate this risk, the Company maintains insurance against product liability claims with respect to the products it produces. It is possible that the liability the Company may face may be unforeseen and therefore not covered by the insurance, or that the insurance may not be adequate to cover the liability. In either event, the Company will be adversely affected by an unforeseen or substantial product liability claim.

Seasonality:

         The Company's weight management products and programs are subject to seasonality. Traditionally, the holiday season in November/December of each year is considered poor for diet control products and services.

January and February generally show increases in sales as these months are considered the commencement of the "diet season." Although the Company has embarked on a robust and vigorous export program to mitigate seasonality, there is no assurance that the Company's performance will remain unaffected by seasonality or that the export efforts shall succeed in mitigating it.

Industry Growth:

         The Company is growing rapidly but remains a relatively small participant in its industry. The business of the Company is competitive, and some of the competitors have substantial marketing and financial resources.

Competition:

         The weight loss industry as a whole is highly competitive. There are numerous methods of weight loss, including individual do-it-yourself diet plans, commercial weight loss programs, nutritionists, dieticians and the pharmaceutical industry. An increase in this competition or these competitors alone could result in decreased demand for our products.

         The meal replacement business is dominated by SlimFast Foods Company (Unilever), which has a strong foothold in retail markets. Medifast's management estimates that SlimFast retail sales are $1 Billion annually. SlimFast products generally have higher caloric and sugar content than comparative Medifast Products. Weight Watchers International and Jenny Craig, Inc. (privately held) sell low-calorie, prepackaged meals and preach the benefits of portion control. Weight Watchers helps to generate demand for its products and "winning points" program by hosting pay-as-you-go meetings, and it generates significant fees from those meetings. There are two other competitors making use of medical weight management. These companies include OptiFast, which is managed by Novartis Nutrition Corporation, and Robards, Inc., which is managed by Food Sciences Corporation, Inc.

         While we believe that we have certain advantages over existing competition, such as (i) our products are based on clinically proven studies conducted at the Johns Hopkins University School of Medicine, (ii) our weight and disease management products contain high quality meal replacement supplements, (iii) we have a large product line consisting of over 75 sku's of product that help us minimize or eliminate taste fatigue as an obstacle for a weight loss patient to overcome, and (iv) we are probably the only weight loss company that has touched on the belief that when it comes to weight loss, men and woman have different needs as well as requirements, the growing size of the market offers tremendous opportunity to new entrants and existing competitors to replicate our unique selling propositions.

Breakthrough Technologies:

         A breakthrough in other weight loss technologies would seriously limit the potential of the meal replacement products such as those produced and marketed by Medifast.

Raw Materials:

         The Company's margins may be impacted due to raw material costs since they are reliant on certain commodities that fluctuate in price. The price fluctuations occur as the supply of such products changes throughout the year.

Legal:

         The Company is a defendant in a lawsuit, in which its competitor, Robards, Inc. is alleging that the Company made slanderous and untrue statements to Robard's customers. Medifast has filed a counter-claim alleging conspiracy to damage the Company's business. Both claim damages in excess of $75,000, which could materially affect financial results.

Marketing Programs:

         Some of the Company's new marketing programs have yet to be proven, and large advertising outlays may not turn out to be productive. Specifically, the Company has never used TV advertising to reach customers. But starting in January 2004, the Company proposes to run infomercial advertisements in a national TV campaign. Whether this form of advertising will prove to be successful remains to be determined.

Price Volatility:

         Stocks in the Microcap segment of the market have many risks that are not as prevalent in Large-cap stocks, Blue Chip stocks or even Small-cap stocks. Often it is these risks that cause Microcap stocks to trade at discounts to their peers. The most common of these risks is liquidity risk, which is typically caused by small trading floats and very low trading volume, which can lead to large spreads and high volatility in stock price. In addition, Microcaps tend to have significant company specific risks that contribute to lower valuations. Investors need to be aware of the higher probability of financial default and higher degree of financial distress inherent in the microcap segment of the market. The foregoing risks are in addition to risks relating to the performance of the Company. Thus, if our operating results are below the expectations of public market analyst and investors, the price of our common stock could be materially adversely affected.

Other:

         The Company's financial results and equity values are subject to other risks and uncertainties known and unknown, including but not limited to competition, operations, financial markets, regulatory risk, and/or other events. These risks may cause actual results to differ from expected results.


                           FORWARD LOOKING STATEMENTS

         This prospectus contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Exchange Act. Any statements herein that are not statements of historical fact may be deemed to be forward-looking statements. We may or may not identify these statements by the use of words such as believe, expect, anticipate, intend, potential, strategy, plan, and similar expressions. These forward-looking statements involve known and unknown risks and uncertainties. Our actual results may differ materially from those set forth in these forward-looking statements as a result of a number of different factors, including those described under the caption "Risk Factors" and elsewhere in this Prospectus. These forward-looking statements include, among others, statements regarding (i) estimates relating to our cash resources, profitability, market share and the market price of our common stock; (ii) our ability to secure and defend intellectual property rights important to our business; (iii) the potential success of our research, development and marketing efforts; (iv) analyses and other information which are based on forecasts of future results and estimates of amounts not yet determinable; and (v) our future prospects, developments and business strategies.

         All statements in this Registration Statement on Form S-3 that are not historical are forward-looking statements and are subject to risks and uncertainties, including those set forth in the Risk Factors section, and actual results could differ materially from those expressed or implied in these statements. All forward-looking statements included in this Registration Statement on Form S-3 are made as of the date hereof. We assume no obligation to update any such forward-looking statement for subsequent events or any reason why actual results might differ, except as required by the Securities Act.

                                   THE COMPANY

         Medifast is engaged in the development, production, and distribution of the Medifast Program and Medifast Products. The Medifast Program is a medically supervised weight loss program which specializes in multidisciplinary patient education programs and uses high quality meal replacement supplements. Medifast offers a wide spectrum of weight management options depending on the amount of desired weight loss. The Medifast philosophy is meal replacement. The more meals replaced, the more weight is lost. Unlike other diets, Medifast provides life changing behavior modification programs and products that support a weight loss candidate through weight loss and weight maintenance. The Medifast program attempts to teach how to lose weight and keep it off for life.

         The Medifast brand has been recommended by over several thousand physicians nationwide and used by more than 750,000 customers. Medifast offers more than 50 years of combined knowledge and experience, with world-class customer service, and technical and medical support. The Medifast Products are produced to exacting specifications in our state-of-the-art production facility in Owings Mills, Maryland. Product labeling, quality control, and manufacturing processes and equipment are subject to regulations and inspections mandated by the Food & Drug Administration (FDA), the Maryland State Department of Health and Hygiene, and Baltimore County Department of Health. Our plant strictly adheres to all applicable good manufacturing practices and has proudly maintained its status as an "OU" (Orthodox Union) Kosher-approved facility since 1982.

         Obesity is a complex, multi-factorial chronic disease and is the second leading cause of preventable death in the United States. According to the World Health Organization's 2000 statistics, more than 1 Billion individuals are overweight. The International Obesity Task Force has estimated that 60% of the U.S. population is overweight, and a 2001 survey by market researcher NPD Foodworld reported that 63% of U.S. people are clinically obese (defined as having 25 to 40 pounds of excess weight), and an additional 15% are morbidly obese (40 or more pounds of excess weight). Research has linked obesity to serious diseases, including some forms of cancer, diabetes, infertility, liver disease and heart disease.

MEDIFAST STRENGTHS:

         CLINICALLY PROVEN. Medifast is based on clinically tested studies conducted by the Johns Hopkins University School of Medicine and the National Institutes of Health. In the study conducted by Dr. Cheskin and Dr. Crowell at the Johns Hopkins School of Medicine, males lost an average of 67.41 pounds and females lost an average of 47.5 pounds over a sixteen week period by using Medifast. Medifast has been chosen by premier medical/ research institutions including: Johns Hopkins Weight Management Center, The University of Vermont at Burlington and the William A. Shands Teaching Hospital in Gainesville, Florida.

         The Surgeon General estimates that over 97 million Americans are obese. Likewise, clinical obesity is a major epidemic in the U.S. adversely affecting over half of the population. The Company continues to expand its product line over the health and wellness market space. In 2002, the Company manufactured and produced four new disease management products designed to provide affordable alternatives to traditional drug therapy. Medifast brand awareness continues to evolve through product development, line extensions, and the Company's emphasis on quality customer service, technical support and publications developed by the Company's marketing staff.

         BUSINESS MODEL. During the recent past, the Company has implemented a new business model that focuses on the clinical weight management business and leverages the potential of the Internet to market the Medifast Program and the Medifast Products. The change of the Company's name, from Healthrite to Medifast, Inc., two years ago signified the Company's focus on its branded clinical weight management business. The business model implemented at that time has attracted medical practitioners and patients.

         RECENT HIGH CONTRIBUTION MARGINS. Gross Margins increased to 70% in fiscal 2002 from 56% in fiscal 2001, due to higher margins derived from the Medifast Products. The increase is attributed to the increased margin of Medifast direct and Internet sales directly to patients via the Lifestyles and Take Shape for Life Programs.

         GROWTH STRATEGY. The growing weight loss market provides us with significant growth potential. In 2002, the Company implemented Take Shape for Life, a comprehensive, medically supervised virtual clinic designed to assist in long term weight loss and disease and lifestyle management. Presently, it has over 2000 qualified health advisors and the Company plans to expand the health advisor network to continue to grow sales. Also in 2002 the Company entered into a joint venture with Elken International of Malaysia in which the Company will manufacture products for the Asian Market. Additionally, the Company signed a joint venture and distribution agreement with Hi-Tech Pharmacal to develop and produce retail diabetic meal replacement products under the DiabetiTrim brand name. In 2003, the Company acquired the assets of Consumer Choice Systems, Inc. ("CCS"). CCS assembles and distributes its products for women ages 14-84 to over 18,000 chain food and drug stores across the United States. CCS and Amazon.com have an agreement to market CCS's products to Amazon's vast online customer base, which currently exceeds 30 million customers worldwide. Last, Medifast's advertising initiatives will continue to increase. Radio and print advertising have been successful and cable television advertising are expected to be launched in 2004.

         Medifast's Management proposes to develop strategic marketing relationships with third parties (i) that have existing relationships with the medical community, in an effort to reach the significant population of Americans who need nutritional disease management solutions, and (ii) to secure international distribution in Europe and Asia.

         GROWING PRODUCT SALES. Consolidated net sales of the Company and its subsidiaries (Jason Pharmaceuticals, Inc., Take Shape for Life, Inc., Seven Crondall Associates, LLC., Jason Properties, LLC, and Jason Enterprises, Inc.) are set forth below:

         Parameter           Six months ended June         Years ending December 31 (audited)
                             30, 2003 (unaudited)
                                                                2002                   2001
         Net sales                $12,764,000               $12,345,000              5,022,000
         Cost of sales            $3,311,000                 3,687,000               2,211,000
         Gross profit             $9,453,000                 8,658,000               2,811,000
         Net income               $1,455,000                 2,623,000                588,000

There has been an unaudited increase of $419,000 in net sales in the first six months of 2003 from all of 2002. This follows an unaudited increase of 146% in net sales during 2002 as compared to the net sales in 2001. The revenue increase for the Company is attributed to, among other things, the following: (a) increased Direct Patient Sales via the internet's Physician Lifestyles Program;
(b) increased advertising support via national print and radio that stimulated increased sales, and (c) the Take Shape for Life health network sales.

                                  THE OFFERING

A total of 682,500 shares of Medifast common stock, $0.001 par value each (the "Common Stock"), are offered by the Selling Stockholders pursuant to this Prospectus. This includes (a) 550,000 shares of Common Stock, (b) 82,500 shares of Common Stock issuable to the Private Placement Investors upon the exercise of warrants, and (c) 50,000 shares of Common Stock issuable to the Asset Sellers upon the exercise of warrants. This prospectus also covers any additional shares of Common Stock that may be issuable to the Private Placement Investors by reason of any stock split, stock dividend or similar transaction involving the Common Stock.

A total of 10,642,768 shares Common Stock shall be outstanding after this offering, including shares issuable upon exercise of warrants. The foregoing is based on the number of shares outstanding as of July 31, 2003. This number excludes (i) 336,161 shares of our Common Stock issuable upon exercise of outstanding stock options, and (ii) 472,845 shares of our Common Stock reserved for future issuance under our existing stock option plan.

                                 USE OF PROCEEDS

The proceeds from the sale of shares, as and when made by the Selling Stockholders, shall go entirely to the Selling Stockholders and the Company shall receive no part of it.

The Company shall receive all proceeds from the exercise of the warrants by the Selling Stockholders unless certain warrants are exercised on a cashless basis. The Company shall not receive any proceeds from the sale of shares issuable upon the exercise of the warrants and all such proceeds shall go to the Selling Stockholders. The proceeds received from the exercise of warrants (to the extent it is not a cashless exercise of those warrants) are expected to be used for general corporate purposes and to fund the Company's expansion, which may include purchasing a new distribution center, purchasing new brands, funding the Company's export business or increase in the Company's advertising programs to expand the Company's revenue growth.


                         DETERMINATION OF OFFERING PRICE

The price at which the Selling Stockholders may sell the shares will be determined by the prevailing market for the shares or in negotiated transactions.

The offering price set forth on the cover page of this Registration Statement is the offering price calculated pursuant to Rule 457(c) of the Securities Act solely for the purpose of calculating the registration fee and is based on the average of the high and low prices of the Company's common stock, as reported by the American Stock Exchange on August 20, 2003.

The price range within which the shares of common stock of the Company have recently traded on the American Stock Exchange is set forth below:


Price Range of Common Stock
                                                              LOW                       HIGH
                                                              ----                      ----
Last 52 weeks, as of August 20, 2003                         $1.20                      $17.80

2002
Fourth Quarter.................................              $1.77                       $6.04

2003
First Quarter....................................            $3.79                       $6.10

Second Quarter...................................            $4.80                      $17.21

                              SELLING STOCKHOLDERS

As of July 24, 2003, the Company entered into that certain Securities Purchase Agreement (the "Securities Purchase Agreement") with two accredited investors, namely Mainfield Enterprises, Inc. and Portside Growth & Opportunity Fund (collectively, the "Private Placement Investors") and sold (i) an aggregate of 550,000 shares of Common Stock, $0.001 par value each, and (ii) warrants for the issuance of 82,500 shares of Common Stock. The sales were made in reliance of the exemption provided under Rule 506 of Regulation D promulgated under the Securities Act.

Separately, on June 16, 2003, the Company entered into an asset purchase agreement (the "Asset Purchase Agreement") with Consumer Choice Systems, Inc. ("CCS"), a Delaware corporation, pursuant to which the Company acquired certain assets and business of CCS. As part of the consideration for the purchase of the assets, the Company agreed to (i) issue to the stockholders of CCS (the "Asset Sellers") warrants to acquire 50,000 shares of common stock of the Company and
(ii) to include those warrants in any registration statement it files after the date thereof.

This prospectus relates to the shares and warrants sold pursuant to the Securities Purchase Agreement and the warrants issued pursuant to the Asset Purchase Agreement.

The Private Placement Investors and the Asset Sellers are collectively referred to herein as the "Selling Stockholders."

The Securities Purchase Agreement provided that the Private Placement Investors shall be eligible to sell or dispose of any and all of the securities pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from such registration complying with federal and state securities laws. The Company agreed to include in any registration statement, and includes herein, a copy of that certain Plan of Distribution setting forth the Selling Stockholders' plan for the sale of the shares acquired pursuant to the Securities Purchase Agreement. See "Plan of Distribution" on page 15.

The following table sets forth certain information regarding the Selling Stockholders as of July 24, 2003, including the names of the Selling Stockholders, the number of share beneficially owned by each of the Selling Stockholders, the number of shares being registered for the Selling Stockholders and the percentage ownership of shares held by the Selling Stockholders as of such date.

The Selling Stockholders may sell any or all of the shares, subject to applicable federal and state securities laws, but are under no obligation to do so.

                                   Shares Beneficially Owned Prior to                        Shares Beneficially Owned If
        Beneficial Owner                      Registration                   Number of         All Registered Shares are
                                                                            Shares Being                  Sold
                                                                            Registered
                                    Number of Shares  Percentage (1)                             Number of    Percentage
                                                                                                  Shares
A. PRIVATE PLACEMENT INVESTORS
Mainfield Enterprises, Inc.             488,750 (2)       4.59%              488,750 (2),(3)         0         0.00%
C/o Sage Capital Growth, Inc.
660 Madison Avenue
New York, New York 10022 (4)
Portside Growth & Opportunity           143,750 (5)       1.35%              143,750 (5),(3)         0         0.00%
Fund
C/o Ramius Capital Group, LLC
666 Third Avenue, 26th Floor
New York, New York 10017 (6)

TOTAL PRIVATE PLACEMENT INVESTORS       632,500           5.94%              632,500                 0            0%

B. ASSET SELLERS
Evelyn Barron                               720 (7)          *                   240               480            *
3815 Carr Pl N
Seattle, WA 98103
Arnoldo Barros                            4,687 (8)          *                 1,562             3,125            *
62 West 47th Street, Room 803
New York, New York 10036
Margie Chassman                          65,088 (9)          *                30,363            34,725            *
445 West 23rd Street, Apt. 16E
New York, New York 10011
David Blech                                 810 (10)         *                   270               540            *
445 West 23rd Street, Apt. 16E
New York, NY 10011
The Harbor Trust                         34,688 (11)         *                11,563            23,125            *
C/o Margie Chassman as Trustee,
445 West 23rd Street, Apt. 16E,
New York, New York 10011
Frank O'Connor                            1,417 (12)         *                   472               945            *

6 Tarman Ct. Rondolph, NJ 07869
Joseph Penner                               690 (13)         *                   230               460            *
115 East 61st Street, New York,
New York 10021
Mark Germain                              1,155 (14)         *                   385               770            *
6 Olmsted Road
Scarsdale, NY 10583
Martin Blech                                427 (15)         *                   142               285            *
205 Van Nostrand Avenue
Englewood, NJ 07631
New Millenium Biotech, Inc.               4,928 (16)         *                 1,643             3,285            *
C/o David Blech
445 West 23rd Street, Apt. 16E
New York, NY 10011
Stanley Shapiro                           1,440 (17)         *                   480               960            *
111 John Street, Room 800
New York, NY 10038
Stelios Papadopoulos                      2,392 (18)         *                   797             1,595            *
1221 Sixth Avenue
New York, NY 10020
Tehillah Harris                             428 (19)         *                   143               285            *
205 Van Nostrand Avenue
Englewood, NJ 07631
Terry Kelly                               6,130 (20)         *                 1,710             4,420            *
8407 NE Woodland Cove Drive
Kirkland, WA 98034

TOTAL ASSET SELLERS                                       1.17%               50,000            75,000            *


GRAND TOTAL (A+B)                                                            682,500


* Less than one percent (1%).

(1) A total of 10,642,768 shares Common Stock shall be outstanding after this offering, including shares issuable upon exercise of warrants. The foregoing is based on the number of shares outstanding as of July 31, 2003. This number excludes (i) 336,161 shares of our Common Stock issuable upon exercise of outstanding stock options, and (ii) 472,845 shares of our Common Stock reserved for future issuance under our existing stock option plan.

(2) Represents 425,000 shares of Common Stock and warrants to acquire 63,750 shares of Common Stock.

(3) This prospectus also covers any additional shares of Common Stock that may be issuable to the Private Placement Investors by reason of any stock split, stock dividend or similar transaction involving the common stock.

(4) DISCLAIMER OF BENEFICIAL OWNERSHIP: Pursuant to an investment management agreement Avi Vigder has voting discretion and investment control over the shares held by Mainfield Enterprises, Inc. Avi Vigder disclaims beneficial ownership of such shares.

(5) Represents 125,000 shares of Common Stock and warrants to acquire 18,750 shares of Common Stock.

(6) DISCLAIMER OF BENEFICIAL OWNERSHIP: The Investment Advisor to Portside Growth and Opportunity Fund is Ramius Capital Group, LLC. The Managing Member of Ramius Capital Group, LLC is C4S & Co., the Managing Members of which are Peter Cohen, Morgan Stark and Thomas Strauss. As such, Messrs. Cohen, Stark and Strauss may be deemed beneficial owners of shares issued and issuable to Portside Growth and Opportunity Fund. Messrs. Cohen, Stark and Strauss disclaim beneficial ownership of all of such shares.

(7) Represents 480 shares of Common Stock and warrants to acquire 240 shares of Common Stock.

(8) Represents 3,125 shares of Common Stock and warrants to acquire 1,562 shares of Common Stock.

(9) Represents 34,725 shares of Common Stock and warrants to acquire 30,363 shares of Common Stock.

(10) Represents 540 shares of Common Stock and warrants to acquire 270 shares of Common Stock.

(11) Represents 23,125 shares of Common Stock and warrants to acquire 11,563 shares of Common Stock.

(12) Represents 945 shares of Common Stock and warrants to acquire 472 shares of Common Stock.

(13) Represents 460 shares of Common Stock and warrants to acquire 230 shares of Common Stock.

(14) Represents 770 shares of Common Stock and warrants to acquire 385 shares of Common Stock.

(15) Represents 285 shares of Common Stock and warrants to acquire 142 shares of Common Stock.

(16) Represents 3,285 shares of Common Stock and warrants to acquire 1,643 shares of Common Stock.

(17) Represents 960 shares of Common Stock and warrants to acquire 480 shares of Common Stock.

(18) Represents 1,595 shares of Common Stock and warrants to acquire 797 shares of Common Stock.

(19) Represents 285 shares of Common Stock and warrants to acquire 143 shares of Common Stock.

(20) Represents 4,420 shares of Common Stock and warrants to acquire 1,710 shares of Common Stock.


                              PLAN OF DISTRIBUTION

The Private Placement Investors may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Private Placement Investors may use any one or more of the following methods when selling shares:

     - ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

     - block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     - purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

     - An exchange distribution in accordance with the rules of the applicable exchange;

     -    privately negotiated transactions;

     -    short sales;

     - broker-dealers may agree with the Private Placement Investors to sell a specified number of such shares at a stipulated price per share;

     -    a combination of any such methods of sale; and

     -    any other method permitted pursuant to applicable law.


         The Private Placement Investors may also sell shares under Rule 144 under the Securities Act, if available, rather than under this Prospectus.

         The Private Placement Investors may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

         Broker-dealers engaged by the Private Placement Investors may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Private Placement Investors (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Private Placement Investors do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder. The Private Placement Investors may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

         The Private Placement Investors may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this Prospectus after we have filed an amendment to this Prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of Private Placement Investors to include the pledgee, transferee or other successors in interest as Private Placement Investors under this Prospectus.

         The Private Placement Investors also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this Prospectus and may sell the shares of common stock from time to time under this Prospectus after we have filed an amendment to this Prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of Private Placement Investors to include the pledgee, transferee or other successors in interest as Private Placement Investors under this Prospectus.

         The Private Placement Investors and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

         We are required to pay all fees and expenses incident to the registration of the shares of common stock. We have agreed to indemnify the Private Placement Investors against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

         The Private Placement Investors have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder. If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this Prospectus. If the Private Placement Investors use this Prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

         The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the Private Placement Investors.


                              EXPERTS AND COUNSELS

Wooden and Benson Chartered, independent accountants, a member of the BDO-Siedman alliance, have audited our consolidated financial statements included in our Annual Report on Form 10-KSB for the year ended December 31, 2002. They have also served as our auditor for our consolidated financial statements included in our Annual Report for the year ended December 31, 2001. Our 2002 Annual Report is incorporated herein by reference in reliance on Wooden & Benson Charterted's report, given on their authority as experts in accounting and auditing. The validity of shares of common stock issued pursuant to the Securities Purchase Agreement has been passed upon by Michael P. Tanczyn, P.A. Lazare Potter Giacovas & Kranjac LLP has served as special counsel to the Company in connection with the Securities Purchase Agreement and this Registration Statement.

                              MATERIAL INFORMATION


         The Company filed its Annual Report on Form 10-KSB, as amended, on March 25, 2003 for the year ending December 31, 2002. Thereafter the Company filed its latest quarterly report for the period ending June 30, 2003 on August 14, 2003. There have been no material changes in the Registrant's affairs since the date of filing of the last quarterly report. On September 12, 2003, the Company reported that its affiliate, Seven Crondall, LLC, purchased a distribution facility in Ridgely, Maryland, and the assets and management expertise of an experienced distributor to operate the distribution facility.




                              AVAILABLE INFORMATION

         We are subject to the informational requirements of the Exchange Act. We therefore file periodic reports, proxy statements and other information with the Commission. Such reports may be obtained by visiting the Public Reference Room of the Commission at 450 Fifth Street, NW, Washington, D.C. 20549, or by calling the Commission at 1-800-732-0330. In addition, the Commission maintains an internet site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically.

         Our internet address is www.medifast.net. The information on our website does not constitute part of this Prospectus. We make available, free of charge, through our internet website copies of our annual report on Form 10-K and quarterly reports on Form 10-Q and amendments to those reports, if any, filed or furnished pursuant to Section 13 (a) or 15 (d) of the Securities Exchange Act, in due course after filing such material electronically or otherwise furnishing it to the Commission.

         We have filed a registration statement on Form S-3 regarding this offering with the Commission under the Securities Act. This prospectus, which constitutes a part of the registration statement, does not contain all the information contained in the registration statement, which contains, in addition to documents incorporated by reference, certain exhibits. Statements made in this Prospectus as to the content of any contract, agreement or other document are not necessarily complete and you should refer to the contracts, agreements and other documents attached as exhibits to the registration statement or incorporated by reference for a more complete description of the agreements, contracts and other documents.

--------------------------------------------------------------------------------

   --------------------------------------------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

   --------------------------------------------------------------------------

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following are the estimated expenses to be incurred in connection with the issuance and distribution of the shares registered under this Registration Statement:

Securities and Exchange Commission Registration Fee           $   746.50
Legal Fees and Expenses                                       $10,000.00
Accounting Fees and Expenses                                  $10,000.00
Miscellaneous                                                 $ 3,500.00

                                                              ----------
    Total                                                     $24,246.50

     We will pay all such expenses. All amounts are estimated except the Commission registration fee.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Our Amended and Restated Articles of Incorporation, our by-laws require us to indemnify our directors, officers, employees and agents to the fullest extent permitted by Delaware law.

     These provisions may be interpreted to provide for the indemnification of directors, officers, employees and agents against liability and the entitlement to reimbursement of expenses incurred, under certain circumstances, for claims arising under the Securities Act. In so far as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     We currently maintain an insurance policy on behalf of our directors and officers against any liability asserted against them or which they incur acting in such capacity or arising out of their status as our director or officer.

                                    EXHIBITS

        Exhibit Number      Description of Exhibit
        3.1 (1)             Registrant's Certificate of Incorporation, as amended
        3.2 (2)             Registrant's by-laws
        4.1 (3)             Specimen certificate for Registrants registered common stock
        4.2 (4)             Form of Warrant issued to Private Placement Investors as of July 24, 2003
        4.3 (5)             Form of Warrant issued to the Asset Sellers as of June 16, 2003
        10.1 (6)            Securities Purchase Agreement as of July 24, 2003 by and between the Registrant and the
                            Private Placement Investors
        10.2 (7)            Asset Purchase Agreement as of June 16, 2003 by and between the Registrant and Consumer
                            Choice Systems, Inc.
        23.1 (8)            Consent of Wooden & Benson, Chartered
        23.2 (9)            Opinion of Michael P. Tancyzn, P.A. regarding the validity of shares issued to Selling
                            Stockholders
        24.1                Power of Attorney and resolution of the Board of Directors of Registrant



(1) Incorporated by reference to Registrations Registration Statement on Form S-3 filed on August 26, 2003.
(2) Incorporated by reference to Registrations Registration Statement on Form S-3 filed on August 26, 2003.
(3) Incorporated by reference to Registrations Registration Statement on Form S-3 filed on August 26, 2003.
(4) Incorporated by reference to Registrant's Current Report on Form 8-K filed on July 25, 2003.
(5) Incorporated by reference to Registrations Registration Statement on Form S-3 filed on August 26, 2003.
(6) Incorporated by reference to Registrant's Current Report on Form 8-K filed on July 25, 2003.
(7) Incorporated by reference to Registrations Registration Statement on Form S-3 filed on August 26, 2003.
(8) Incorporated by reference to Registrations Registration Statement on Form S-3 filed on August 26, 2003.
(9) Incorporated by reference to Registrant's Current Report on Form 8-K filed on July 25, 2003.



                                  UNDERTAKINGS

     We hereby undertake:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed or furnished to the Commission by us pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

     (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     We hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of our employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described in section entitled "Indemnification of Directors and Officers" or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, Medifast, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Owings Mills, State of Maryland, as of September 15, 2003, 2003.


Medifast, Inc.
By:      /s/ Bradley T. MacDonald

Name:    Bradley T. MacDonald
Title: Chairman and Chief Executive Officer

By:      /s/Michael S. McDevitt
Name:    Michael S. McDevitt
Title: Controller (and principal financial officer)


Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated, as of September 15, 2003.


                                         /s/ Bradley T. MacDonald,
                                         Chairman and Chief Executive Officer

                                         /s/ Scott Zion, Director

                                         /s/ Michael C. MacDonald, Director

                                         /s/ Donald S. Reilly, Director

                                         /s/ Mary Tavis, Director

                                         /s/ Michael J. McDevitt, Director